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                                                                    EXHIBIT 3.48

                                     BYLAWS
                                       OF
                   FIR LANE TERRACE CONVALESCENT CENTER, INC.

                                   ARTICLE I
                                PLACE OF BUSINESS

                  Section 1. PRINCIPAL LOCATION. The principal office of the corporation for the transaction of business shall be at such location as the Board of Directors shall determine from time to time.

                  Section 2. ADDITIONAL OFFICES. Additional business offices may be established at such other places as the Board of Directors may from time to time designate.

                                   ARTICLE II
                                    DIRECTORS

                  Section 1. INITIAL BOARD OF DIRECTORS. Each member of the Initial Board of Directors, appointed through the Articles of Incorporation, shall serve until his death, resignation, until removed, or until a Board of Directors is elected by the shareholders at the first shareholders meeting.

                  Section 2. NUMBER. The number of authorized Directors of the Corporation shall be not less than 1 nor more than 15, fixed from time to time by the Shareholder. The Directors shall be elected at the annual meeting of the Shareholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

                  Section 3. TERM. The directors shall be elected at the annual meeting of shareholders and each director shall be elected to serve for a term of one (1) year; provided that in the event of failure to hold such meeting or to hold such election at such meeting, the directors may be elected at any special meeting of the stockholders called for that purpose.

                  Section 4. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 5. NOTICES. Regular meetings of the Board of Directors may be held without notice of the time, date, location or purpose of the meeting. Special meetings shall be preceded by at least two days notice of the time, date and location of said meeting. Any notice of a meeting required to be given or which may be given to a director shall be personally served or mailed by United States Mail, postage prepaid, properly addressed to the last known address of such director and, if mailed, shall be deemed to be given and received three (3) days following the date of mailing. Any director may waive notice of any meeting, so long as said waiver is in writing, signed by the director entitled to notice and delivered to the corporation for inclusion in the minutes of the corporation. Notwithstanding the foregoing, attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and where said director does not thereafter vote




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for or assent to any action taken at the said meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  Section 6. POWERS AND DUTIES. The Board of Directors shall be responsible for the management of the business of the corporation, and, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the corporation.

                  Section 7. COMMITTEES. By resolution adopted by a majority of the full Board of Directors, the Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than five members, one of whom shall be the President (who shall be the Chairman of the Executive Committee). The Board of Directors may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Executive Committee shall have and may exercise all the authority of the Board of Directors during the intervals between meetings of the Board of Directors, except that the Executive Committee (and other committees) shall not have the authority to (1) declare dividends or distributions, except according to a general formula or method prescribed by the Board of Directors, (2) approve or recommend to shareholders actions or proposals required by this title to be approved by shareholders, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Articles of Incorporation, (5) adopt, amend or repeal the Bylaws, (6) authorize or approve the issuance or reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors, (7) fix compensation of any director for serving on the Board of Directors or any committee, (8) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval, or (9) appoint other committees of the Board of Directors.

                  The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine, which shall in each case consist of not less than two (2) directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

                  A majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                  Members of any committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                  Section 8. SALARY. Directors may receive a salary for their services as directors but any such salary must be approved by unanimous vote of all of the directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor so long as the compensation is approved by the Board of Directors.



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                  Section 9. VACANCY. Any vacancy that occurs in the Board of
Directors may be filled by a majority of the remaining directors or by the shareholders, and each director so elected shall hold office until his successor is selected at the next meeting of shareholders held for that purpose.

                  Section 10. CONSENT AND WAIVER OF NOTICE. Any transactions of the Board of Directors at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors entitled to vote and not present in person sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary of this corporation and made a part of the records of the meeting.

                  Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

                  Any action, which under any provision of these Bylaws might be taken at a meeting of the directors, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the directors who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records.

                  A director who is present at a meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary before the adjournment of the meeting or shall forward such dissent by registered mail to the Secretary immediately after the adjournment.

                  Section 11. CONFERENCE TELEPHONE CALLS. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III
                                    OFFICERS

                  Section 1. APPOINTMENT AND QUALIFICATIONS. The officers of this corporation shall consist of a President, and such other officers as may be chosen by the Board of Directors, including one or more Vice-Presidents, Treasurer, Secretary and one or more Assistant-Secretaries. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or these Bylaws to be executed, acknowledged or verified, as the case may be, by any two or more officers, except that when all of the issued and outstanding shares of the corporation is owned by one shareholder, one person



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may hold all or any combination of offices and any such one person may execute, acknowledge or verify any such instrument in more than one capacity.

                  Section 2. TERMS AND COMPENSATION. The terms of office and the salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, and at any time at its pleasure. Any officer may be removed at any time by the Board.

                                   ARTICLE IV
                          POWERS AND DUTIES OF OFFICERS

                  Section 1. PRESIDENT. The powers and duties of the President shall be:

                  (1) To preside at all meetings of the Board of Directors or of the shareholders, regular and special.

                  (2) Except when otherwise directed by the Board of Directors, to affix the signature of the corporation to all deeds, conveyances, mortgages, bonds, contracts and other instruments in writing and other papers that may require the same, to sign certificates of shares of the corporation; and in general to supervise and control all of the business affairs of the corporation. Subject to the direction of the Board of Directors, the President shall supervise and control all officers, agents and employees of the corporation. Unless otherwise directed by the Board of Directors or by law, all deeds, conveyances, mortgages, bonds, contracts and other instruments of the corporation need only be signed by the President and need not be signed by the Secretary or any other officer of the corporation.

                  (3) To enforce these Bylaws and perform all of the duties incident to the office and which are required by law.

                  Section 2. VICE-PRESIDENT. In case of the absence, disability or death of the President, the Vice-President of this corporation, if the corporation shall have a Vice President, shall have such powers and perform such duties as may be granted or prescribed by the Board of Directors from time to time.

                  At all times, the Vice-President shall have the power to countersign such instruments, if any, as may by law require execution, acknowledgment, or verification by two officers.

                  Section 3. SECRETARY. The powers and duties of the Secretary, if the corporation shall have a Secretary shall be:

                  (1) To keep full and complete records of the meetings of the Board of Directors and of the shareholders.

                  (2) To keep the seal of the corporation and to affix the same to all instruments which may require it.


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                  (3) To make service and publication of all notices that may be necessary or proper, without command or direction from anyone.

                  To transfer upon the books of the corporation any and all shares; provided, however, that no certificate of shares shall be issued or delivered, or if issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President of the corporation.

                  (4) Generally to have such powers and perform such duties as pertain to his office and as may be required by the Board of Directors.

                  Section 4. TREASURER. If the corporation shall have a Treasurer, the Treasurer shall receive all moneys belonging to or paid into the corporation and give receipts therefor; and shall deposit such moneys, as the treasurer shall be directed by the Board of Directors, with one or more solvent and reputable banks to be designated by the Board of Directors; and shall keep full and complete records of the funds received and the disbursement thereof. The treasurer shall render to the shareholders at the regular annual meeting thereof, and also to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. The treasurer shall exhibit or cause to be exhibited the books of the corporation to the Board of Directors, or to any committee appointed by the Board, or to any director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provisions of the Business Corporation Act of the State of Washington.

                  At all times, the Treasurer shall have the power to countersign such instrument, if any, as may by law require execution, acknowledgment, or verification by two officers.

                  The Treasurer shall have such powers and perform such duties as pertain to the office of the treasurer and as may be required by the Board of Directors.

                  Section 5. OTHER OFFICERS. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

                                   ARTICLE V
                                  SHAREHOLDERS

                  Section 1. PLACE OF MEETING. Notwithstanding anything to the contrary in these Bylaws, any meeting (whether annual, special or adjourned) of the stockholders of this corporation may be held at any place within or without the State of Washington which has been designated therefor by the Board of Directors.

                  Section 2. ANNUAL MEETING. Subject to the foregoing provisions, the annual meeting of the stockholders shall be held each year at the principal office of the corporation in the City of Shelton, State of Washington, or at such other convenient place


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designated by the President, during the fourth week of March, at a day and time called by the President. At said annual meeting, directors of the corporation shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the stockholders to transact.

                  The corporation shall notify shareholders of the date, time and place of each annual meeting and each special meeting of the shareholders. Said notice shall be given no fewer than 10 nor more than 60 days before the meeting date, except that notice of a shareholders' meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to RCW 23B. 12.020, or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. In the case of a notice of a special meeting of shareholders, the notice shall also include a description of the purpose or purposes for which the meeting is called.

                  Notice of special meetings of stockholders shall be given by written notice personally served on each shareholder, or deposited in the United States mail, postage prepaid, and addressed to him at his last known post office address appearing upon the books of the corporation. Such notice, if mailed, shall be deemed to be given and received three (3) days following the date of mailing.

                  In the event the annual meeting be not held, or the directors be not elected thereat, the directors may be elected at a special meeting held for that purpose, and it shall be the duty of the President, the Vice-President, or the Secretary, upon the demand of any shareholder entitled to vote at such meeting, to call such special meeting.

                  Section 3. SPECIAL MEETINGS. Subject to Section (2) of this Article, special meetings of the shareholders may be called at any time by the President or by the Board of Directors or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the corporation.

                  Section 4. CONSENT AND WAIVER OF NOTICE. Any transactions of the shareholders at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Secretary and made a part of the records of the meeting.

                  Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.

                  A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to


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consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to consideration of the matter when it is presented.

                  Any action, which under any provisions of these Bylaws might be taken at a meeting of the shareholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records. The consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State.

                  Section 5. QUORUM, VOTING AND PROXIES. At all meetings of the shareholders (whether annual, special or adjourned) the presence in person or by proxy in writing of the holders of a majority of the shares entitled to vote at that meeting shall constitute a quorum for the transaction of business. Each share shall entitle the duly qualified and registered holder thereof to one vote. All proxies shall be in writing subscribed by the party entitled to vote the number of shares represented thereby, or by his duly authorized attorney, and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing to, and left with, the Secretary of the corporation prior to the meeting at which the same is to be used; provided, however, that in case any meeting of shareholders whatsoever (whether annual, special or adjourned) shall have been for any cause adjourned, proxies shall be valid and may be used at such adjourned meeting, which have been offered for filing to, and left with the Secretary of the corporation prior to the date upon which said adjourned meeting shall in fact be held.

                  Once a share is represented at a meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof, unless a new record date is or must be set for that adjourned meeting.

                  An amendment to the Articles of Incorporation, adding, changing or reducing a quorum for a voting group greater or lesser than the simple majority specified above, or adding, changing or reducing a voting requirement from a simple majority shall be governed by RCW 23B.07.270.

                  Section 6. ADJOURNMENTS. Any business which might be transacted at an annual meeting of the shareholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting of the stockholders (whether annual, special or adjourned) such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reasons therefor being recorded in the journal or minutes of proceedings of the stockholders, and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

                  Section 7. CONFERENCE TELEPHONE CALLS. Shareholders may participate in a meeting of shareholders by means of a conference telephone call or similar

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communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VI
                                     SHARES

                  Section 1. CLASS. The shares of this corporation shall consist of such classes as may be authorized by the Articles of Incorporation as they may be amended from time to time.

                  Section 2. CERTIFICATES. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by two officers of the corporation, unless the corporation has only one officer, in which case certificates for shares shall be signed by said officer. Each certificate shall be sealed with the seal of the corporation or a facsimile thereof, if any. The certificates shall be numbered consecutively and in the order in which they are issued; and a share register shall be maintained in which shall be entered the name of the person to whom the shares represented by each certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state upon the face thereof (i) that the corporation is organized under the laws of the state of incorporation, (ii) the name of the person to whom issued, (iii) the number and class of the shares, and the designation of the series, if any.

                  Section 3. SUBSCRIPTIONS. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default be made in the payment of any installment as required by such resolution, the Board may declare the shares and all previous payments thereon forfeited for the use of the corporation, if such payment remains in default twenty (20) days after written notice of the default has been sent to the subscriber, or in such other manner prescribed by law.

                  Section 4. SHARE OPTIONS. The corporation may issue rights, options or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

                  Section 5. RESTRICTION ON TRANSFER OF SHARES OR OTHER SECURITIES.

                           (a) The Articles of Incorporation, an agreement among
                  shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares. The restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

                           (b) A restriction on the transfer or registration of
                  transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized and its existence is noted conspicuously on the front or

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                  back of the certificate or is contained in the information statement. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

                           (c) A restriction on the transfer or registration of
                  transfer of shares is authorized:

                                    (1) to maintain the corporation's status
                           when it is dependent on the number or identity of its shareholders;

                                    (2) to preserve exemptions under federal or
                           state securities law; or

                                    (3) for any other reasonable purpose.

                           (d) A restriction on the transfer or registration of
                  transfer of shares may:

                                    (1) obligate the shareholder first to offer
                           the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

                                    (2) obligate the corporation or other
                           persons (separately, consecutively, or
                           simultaneously) to acquire the restricted shares;

                                    (3) require the corporation, the holders of
                           any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or

                                    (4) prohibit the transfer of the restricted
                           shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

                  Section 6. RETURNED CERTIFICATES. All certificates for shares changed or returned to the corporation for transfer shall be marked by the Secretary "Cancelled" with the date of cancellation; and the transaction shall be immediately recorded in the transfer book opposite the memorandum of their issue. The returned certificates shall be retained by the corporation and filed with the stock register.

                  Section 7. LOST CERTIFICATES. Any person claiming a certificate for shares to be lost or destroyed shall make an affidavit or an affirmation of the fact and shall advertise the same in such manner as the Board of Directors may determine; and, if the directors require, shall give the corporation a bond of indemnity in form and with sureties satisfactory to the Board, in an amount to be fixed by the Board whereupon a new certificate may be issued of the same tenor and for the same number of shares as the certificate alleged to be lost or destroyed.


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                                  ARTICLE VII
                                BOOKS AND RECORDS

                  Section 1. This corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors exercising the authority of the board of directors on behalf of the corporation.

                  Section 2. This corporation shall maintain appropriate accounting records.

                  Section 3. This corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

                  Section 4. This corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

                  Section 5. The corporation shall keep a copy of the following records at its principal office:

                           (a) its articles or restated articles of
                  incorporation and all amendments to them currently in effect;

                           (b) its bylaws or restated bylaws and all amendments
                  to them currently in effect;

                           (c) the minutes of all shareholders' meetings, and
                  records of all action taken by shareholders' without a meeting, for the past three years;

                           (d) the financial statements prepared pursuant to RCW
                  23B. 16.200, for the past three years;

                           (e) all written communications to shareholders
                  generally within the past three years;

                           (f) a list of the names and business addresses of its
                  current directors and officers; and

                           (g) its most recent annual report delivered to the
                  secretary of state.

                                  ARTICLE VIII
                                   AMENDMENTS

                  These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  Section 1. INSTRUMENTS IN WRITING. Notwithstanding any other provision hereof, all checks, drafts and demands for money of the corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent or employee of the corporation shall have the power to bind the corporation by contract or otherwise unless authorized to do so by the Board of Directors.

                  Section 2. FISCAL YEAR. The fiscal year of this corporation shall be set by resolution of the Board of Directors. The initial fiscal year shall be the calendar year.

                                   ARTICLE X
                                 INFORMAL ACTION

                  Any action required or allowed to be taken at a meeting of the Board of Directors or the stockholders, as the case may be, may be taken without a meeting, if a written consent to, or declaration of, such action is signed by all of the Directors or stockholders, as the case may be.

                  KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the Board of Directors of Fir Lane Terrace Convalescent Center, Inc., a Washington corporation, organized and existing under the laws of the State of Washington, do hereby certify that the foregoing code of Bylaws was duly adopted by resolution of the Board of Directors of the corporation on the 17th day of October, 1979.



                                        ___________________________________
                                        Marvin H. Goodwin, Director


                                        ___________________________________
                                        Roberta L. Goodwin, Director